UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WCI Communities, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following communication was sent to Mr. Icahn by WCI Communities, Inc. (“WCI”), on June 1, 2007:

WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE

BONITA SPRINGS, FLORIDA 34134

June 1, 2007

Dear Mr. Icahn:

We are delighted to hear that you are finally accepting our long standing offer to come into our sale process as a bidder, along with the others, who are already very engaged in diligence. Our courier receipt indicates that a confidentiality agreement was delivered to your offices within hours of your request to Goldman Sachs to enter into our auction as a bidder. Please sign the confidentiality agreement promptly so that you may gain access to the vast diligence materials. We look forward to assisting you with these materials so that you can catch up with others who are far along in the process.

As we have stated previously, we are committed to enhancing value for all WCI shareholders. While it is helpful to know that you support a delay in the annual meeting, the Board will determine the timing of the meeting based on its assessment of the best way to maximize shareholder value given our sale process.

Again, we welcome you to our auction and look forward to receiving your signed confidentiality agreement as soon as possible so that you may access private information and competitively bid for WCI.

Sincerely,

Jerry L. Starkey President and Chief Executive Officer	Don E. Ackerman Chairman

Important Information

WCI has filed a definitive proxy statement in connection with its 2007 annual meeting of shareholders. WCI shareholders are strongly advised to read the definitive proxy statement carefully, as it contains important information. Shareholders can obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by WCI with the U.S. Securities and Exchange Commission (the “SEC”) for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement are also available for free at WCI’s Internet website at www.wcicommunities.com or by writing to WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834 toll-free or by email at info@innisfreema.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of WCI’s shareholders is available in the definitive proxy statement filed on Form 14A with the SEC on Monday, April 30, 2007.